EXHIBIT 10.8

INDEMNIFICATION And Advancement AGREEMENT

This Indemnification and Advancement Agreement (as amended or amended and restated, this “Agreement”) is made as of [ ● ], 2021 (the “Effective Date”) by and between Science 37 Holdings, Inc., a Delaware corporation (the “Company”), and ______________, [ ● ] of the Company (“Indemnitee”).

RECITALS:

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Bylaws of the Company (as amended or amended and restated from time to time, the “Bylaws”) and the Second Amended and Restated Certificate of Incorporation of the Company (as amended or amended and restated from time to time, the “Certificate of Incorporation”) require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Bylaws, Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification and advancement of expenses;

WHEREAS, the uncertainties relating to such insurance, to indemnification, and to advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws, Certificate of Incorporation and any resolutions adopted pursuant thereto, and is not a substitute therefor, nor diminishes or abrogates any rights of Indemnitee thereunder;

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, Certificate of Incorporation, DGCL and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director without adequate additional protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses;

WHEREAS, Indemnitee may have certain rights to indemnification and/or insurance provided by another Person (as defined below) with whom Indemnitee is associated or insurer of any such Person, which Indemnitee and the Company intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board;

WHEREAS, the Company engaged in a merger transaction pursuant to which Science 37, Inc., a Delaware corporation (“Old Science 37”), became a wholly-owned subsidiary of the Company; and

WHEREAS, the Company and Indemnitee desire to terminate any prior indemnification agreement between the Company and Indemnitee or between Old Science 37 and Indemnitee in favor of the execution and delivery hereof.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.                Termination of Any Prior Indemnification Agreement. Any prior indemnification agreement between the Company or Old Science 37 and Indemnitee is hereby terminated as of the Effective Date.

Section 2.                Services to the Company. Indemnitee agrees to serve or continue to serve, as applicable, as a director and/or officer of the Company. This Agreement does not create any obligation on the part of the Company to continue Indemnitee in such position or on the part of Indemnity to continue in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

Section 3.                Definitions. As used in this Agreement:

(a)               “Agent” means any person who is authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(b)               A “Change in Control” occurs upon the earliest to occur after the Effective Date of any of the following events:

i.                    Acquisition of Stock by Third Party. Any Person is or becomes (in a single transaction or series of related transactions) the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii.                  Change in the Board. During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 3(b)(i), 3(b)(iii) or 3(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii.                Corporate Transactions. The effective date of a merger or consolidation of the Company (or any of its subsidiaries) with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity (or the resulting parent entity) outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity (or the resulting parent entity);

iv.                Liquidation. The approval by the stockholders of the Company of the dissolution or a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v.                  Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

vi.                For purposes of this Section 3(b), the following terms have the following meanings:

1	“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

2	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

3	“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(c)               “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary, or Agent of the Company or an Enterprise.

(d)               “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)               “Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or Agent.

(f)                “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, mediation fees, transcript costs, expenses, disbursements and fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone and facsimile charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or negotiating for the settlement of, responding to or objecting to requests to provide discovery in or otherwise participating in, a Proceeding. Expenses shall also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 13(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel shall be presumed conclusively to be reasonable. Expenses, however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)               “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include a law firm, or a member of a law firm, who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)               The term “Proceeding” includes any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, or any claim, counterclaim, cross claim, issue or matter therein, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, participant, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. A Proceeding also includes a situation the Indemnitee believes in good faith may lead to or culminate in the institution of a Proceeding.

Section 4.                Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, was or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 5.                Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 5 if Indemnitee is, was or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The Company shall not indemnify Indemnitee for Expenses under this Section 5 related to any Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, the Court of Chancery of the State of Delaware (the “Delaware Court”) or any court in which the Proceeding was brought determines upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 6.                Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding to the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Section 6 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.                Indemnification For Expenses of a Witness. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate.

Section 8.                Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 9.                Additional Indemnification. Notwithstanding any limitation in Sections 4, 5 or 6, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law (including but not limited to, the DGCL and any amendments to or replacements of the DGCL adopted after the Effective Date that expand the Company’s ability to indemnify its officers and directors) if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).

Section 10.            Exclusions. Notwithstanding any provision in this Agreement, the Company is not obligated under this Agreement to make any indemnification payment to Indemnitee in connection with any Proceeding:

(a)               for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 16(b) and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)               for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 3(b)) or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)               commenced by Indemnitee, including any Proceeding (or any part of any Proceeding) commenced by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement of Expenses, including a Proceeding (or any part of any Proceeding) commenced pursuant to Section 15, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its commencement or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 11.            Advances of Expenses.

(a)               The Company shall advance, to the fullest extent permitted by applicable law, the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not commenced by Indemnitee or any Proceeding (or any part of any Proceeding) commenced by Indemnitee if (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement of Expenses from the Company or Enterprise, including a Proceeding (or any party of any Proceeding) commenced pursuant to Section 15 or (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its commencement. The Company shall advance the Expenses within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.

(b)               Advances shall be unsecured and interest free. Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, thus, to the fullest extent permitted by applicable law, Indemnitee qualifies for advances upon the execution of this Agreement and delivery to the Company and no other form of undertaking is required other than the execution of this Agreement. The Company shall make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

Section 12.            Procedure for Notification of Claim for Indemnification or Advancement.

(a)               Indemnitee shall notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee shall include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company shall not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification or advancement, advise the Board in writing that Indemnitee has requested indemnification or advancement of Expenses hereunder.

(b)               The Company shall be entitled to participate in the Proceeding at its own expense.

Section 13.            Procedure Upon Application for Indemnification.

(a)               Unless a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification shall be made:

i.                    by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

ii.                  by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

iii.                if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board; or

iv.                if so directed by the Board, by the stockholders of the Company.

(b)               If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification shall be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board).

(c)               The party selecting Independent Counsel pursuant to subsection (a)(iii) or (b) of this Section 13 shall provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 3, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the law firm, or member of a law firm, so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 12(a) and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to has not been resolved, either the Company or Indemnitee may petition the Delaware Court for the appointment as Independent Counsel of a law firm, or member of a law firm, selected by the Delaware Court or by such other person as the Delaware Court designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 15(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)               Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not protected by the attorney-client privilege or similar protection or privilege and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall, to the fullest extent permitted by applicable law, advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly shall advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e)               If it is determined that Indemnitee is entitled to indemnification, the Company shall make payment to Indemnitee within thirty (30) days after such determination.

Section 14.            Presumptions and Effect of Certain Proceedings.

(a)               In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent permitted by applicable law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 12(a), and the Company shall, to the fullest extent permitted by applicable law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)               If the determination of the Indemnitee’s entitlement to indemnification has not made pursuant to Section 13 within sixty (60) days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 12(a) and (ii) the final disposition of the Proceeding for which Indemnitee requested indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, the Determination Period may be extended an additional fifteen (15) days if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 13(a)(iv).

(c)               The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)               For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee acted based on the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, or an Enterprise in the course of their duties, or on the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or on information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise. Further, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 14(d) are not exclusive and do not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)               To the fullest extent permitted by applicable law, the knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

Section 15.            Remedies of Indemnitee.

(a)               Indemnitee may commence a proceeding against the Company in the Delaware Court to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 13 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 11, (iii) the determination of entitlement to indemnification is not made pursuant to Section 13 within the Determination Period, (iv) the Company does not indemnify Indemnitee or advance Expenses pursuant to Section 6 or 7 or the second to last sentence of Section 13(d) within thirty (30) days after receipt by the Company of a written request therefor, (v) the Company does not indemnify Indemnitee pursuant to Section 4, 5, 6 or 7 within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. Alternatively, Indemnitee or the Company, at Indemnitee’s or the Company’s option, respectively, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 15(a); provided, however, that the foregoing clause does not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 6. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)               If a determination is made pursuant to Section 13 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 15 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 15, to the fullest extent permitted by applicable law, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and shall not introduce evidence of the determination made pursuant to Section 13.

(c)               If a determination is made pursuant to Section 13 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 15, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)               The Company is, to the fullest extent not prohibited by applicable law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 15 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)               It is the intent of the Company that, to the fullest extent permitted by applicable law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company, to the fullest extent permitted by applicable law, shall (within thirty (30) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action concerning this Agreement, Indemnitee’s right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company, and shall indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such action were made in bad faith or were frivolous or are prohibited by applicable law.

(f)                To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations under this Agreement through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

(g)           (i)         Whether or not the indemnification provided in Sections 4, 5 or 6 is available in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee, in each case, to the fullest extent permitted by applicable law. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(ii)       Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph (g)(i), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall, to the fullest extent permitted by applicable law, contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall, to the fullest extent permitted by applicable law, be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(iii)       The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

Section 16.            Non-exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a)           The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. The indemnification and advancement of Expenses provided by this Agreement may not be eliminated or impaired by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Agreement. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws, Certificate of Incorporation, or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company, Indemnitee shall be covered by such policy or policies to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Agreement. If, at the time of the receipt of a notice of a Proceeding pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable lawful action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Indemnitee agrees to assist the Company efforts to cause the insurers to pay such amounts and shall comply with the terms of such policies, including selection of approved panel counsel, if required.

(c)            The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable lawful action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.

(d)            In the event of any payment made by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or insurance carrier. Indemnitee shall execute all papers required and take all lawful action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 17.            Duration of Agreement. This Agreement continues until and terminates upon the later of: (a) ten (10) years after the date that Indemnitee ceases to have a Corporate Status or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 15 relating thereto. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 18.            Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 19.            Interpretation. Any ambiguity in the terms of this Agreement shall be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by applicable law. The Company and Indemnitee intend that this Agreement provide, to the fullest extent permitted by applicable law, for indemnification and advancement in excess of that expressly provided, without limitation, by the Certificate of Incorporation, the Bylaws, vote of the Company stockholders or disinterested directors, or applicable law.

Section 20.            Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

(b)           This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and is not a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 21.            Modification and Waiver. No supplement, modification or amendment of this Agreement is binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or constitutes a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 22.            Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 23.            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral confirmation that such communication has been received:

(a)           If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.

(b)           If to the Company to:

Science 37 Holdings, Inc.

600 Corporate Pointe, Suite 320
Culver City, CA 90230

Attention: Christine Pellizzari; Mike Zaranek

Email: christine.pellizzari@science37.com;

     mike.zaranek@science37.com

or to any other address as may have been furnished to Indemnitee by the Company.

Section 24.            Contribution. To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 25.            Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties are governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 15(a), to the fullest extent permitted by applicable law, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 26.            Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together constitutes one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 27.            Headings. The headings of this Agreement are inserted for convenience only and do not constitute part of this Agreement or affect the construction thereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANY:	INDEMNITEE:

SCIENCE 37 HOLDINGS, INC.	[ ● ]

By:
Name:	Name:
Office:	Address:

[Signature Page to Indemnification Agreement]